Exhibit 10.3

[Series D Preferred Stock]

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 15, 2016 by and between Grandparents.com, Inc., a Delaware corporation (the “Company”), and VB Funding, LLC, a Delaware limited liability company, or its assigns (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1         Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or other government action to remain closed.

“Certificate of Designation” means the certificate of designation for the Series D Preferred Stock in the in the form of Exhibit A attached hereto.

“Charter Amendment” has the meaning given to it in Section 5.3.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2 hereof.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Common Stock Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Purchaser, as the same may be amended, restated, modified or supplemented from time to time, pursuant to which the Company shall issue to the Purchaser, and the Purchaser shall acquire (subject to the terms and conditions set forth therein), an aggregate of 70,000,000 shares of Common Stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the date hereof, between the Company, as borrower, and the Purchaser, as lender, as the same may be amended, restated, modified or supplemented from time to time.

“D&O Indemnification Agreement” has the meaning given to it in Section 4.1(m)(iii).

“Environmental Laws” has the meaning given to it in Section 3.1(y).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” has the meaning given to it in Section 3.1(i).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Insolvent” means, with respect to any Person, (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s debts as they become due, (b) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (c) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

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“Lien” means any lien (statutory or other), charge, claim, security interest, encumbrance, pledge, condition, equitable interest, option, mortgage, right of first refusal or other restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; other than liens securing the Obligations (as defined in the Credit Agreement) and any other Permitted Liens (as defined in the Credit Agreement).

“Losses” has the meaning given to it in Section 6.1.

“Material Adverse Effect” has the meaning given to it in Section 3.1(a).

“Material Contracts” has the meaning given to it in Section 3.1(o).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other Governmental Authority or other entity of any kind.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchaser, as the same may be amended, restated, modified or supplemented from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning given to it in Section 3.1(h).

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series C Preferred Stock” has the meaning given to it in Section 3.1(e)(i).

“Series D Preferred Stock” means the Series D Convertible 12% Preferred Stock of the Company, par value $0.01 per share, having the rights, preferences, powers and privileges set forth in the Certificate of Designation.

“Shares” means an aggregate of 1,500,000 shares of Series D Preferred Stock, which are being issued and sold to the Purchaser at the Closing.

“Short Sale” has the meaning given to it in Section 3.2 (f).

“Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing.

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“Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTCQX or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means (a) this Agreement, the schedules and exhibits attached hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder; (b) the Certificate of Designation; (c) the Charter Amendment; (d) the Common Stock Purchase Agreement, the schedules and exhibits thereto, and any other documents or agreements executed in connection with the transactions contemplated thereunder; (e) the Registration Rights Agreement; and (f) the Credit Agreement, the schedules and exhibits thereto, and any other documents or agreements executed in connection with the transactions contemplated thereunder.

ARTICLE II

PURCHASE AND SALE

2.1         Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares, for an aggregate purchase price equal to $1,000,000.

2.2         Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares contemplated hereby (the “Closing”) shall occur on the earliest practicable business day after all of the conditions set forth in Article IV are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time and dates as the parties may mutually agree upon in writing. The Closing shall take place by delivery of documents required to be delivered hereby by e-mail, facsimile or other electronic transmission.

2.3         Deliveries.

(a)          At the Closing, the Purchaser shall deliver or cause to be delivered to the Company: (i) the purchase price set forth in Section 2.1 above, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and (ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Purchaser at or prior to the Closing pursuant to this Agreement.

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(b)          At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following: (i) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 5.1 hereof), evidencing the number of Shares in Section 2.1 above, registered in the name of the Purchaser or such Affiliate thereof as the Purchaser may designate in writing; (ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to this Agreement; and (iii) the documents, agreements and instruments required under Section 4.1 below.

2.4         Use of Proceeds. The proceeds from the issuance of the Shares shall be used by the Company to fund its operations and for the payment of fees and expenses associated with the transactions contemplated hereby and shall not be used for any other purpose including, without limitation, the payment of existing indebtedness of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)          Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the operation of the business as currently conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in an Action at law or in equity).

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(c)          No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in the violation or breach of any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, default or, termination right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other requirement or rule of any court or Governmental Authority applicable to the Company (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), except to the extent that such violation would not have a Material Adverse Effect.

(d)          Consents and Approvals. Except for any Current Report on Form 8-K to be filed by the Company in connection with the transactions contemplated hereby or any required federal and/or state securities filings applicable to the offering of the Shares, (i) the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated hereby and by the other Transaction Documents and (ii) no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including any Trading Market), or other Governmental Authority is required for the execution and delivery of this Agreement and other Transaction Documents, or the valid issuance, sale and delivery of the Shares to be sold pursuant to this Agreement other than such as have been made or obtained.

(e)          Capitalization.

(i)          The authorized capital stock of the Company as of the date hereof consists of: (A) 5,000,000 shares of preferred stock, of which 875,000 shares are designated as Series C Redeemable Convertible 7.5% Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of which 875,000 shares are issued and outstanding, and (B) 350,000,000 shares of Common Stock, of which (1) 202,268,582 are issued and outstanding, (2) 323,433,168 shares are issued and outstanding on a fully-diluted, as converted and as exercised basis, and (3) 18,522,500 shares are reserved for issuance upon exercise of outstanding stock options issued pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan. There are no other classes of capital stock of the Company authorized, issued or outstanding.

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(ii)         Schedule 3.1(e) attached hereto sets forth sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement (including the Charter Amendment), all outstanding or authorized (A) stock options under the Company’s Amended and Restated 2012 Stock Incentive Plan and (B) any warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. The Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth in Schedule 3.1(e), there are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

(f)          Issuance of the Securities. As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement (including the Charter Amendment), (i) all of the issued and outstanding shares of capital stock of the Company, including the Securities, when issued and paid for in accordance with the Transaction Documents, will have been duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the Shares will have the rights, preferences, powers and privileges set forth in the Certificate of Designation and under the Delaware General Corporation Law. The shares of Common Stock issuable upon conversion of the Shares in accordance with the Certificate of Designation have been duly reserved for issuance and, upon such issuance, such shares of Common Stock will be (x) duly authorized, validly issued, fully paid and non-assessable and (y) issued in compliance with applicable all federal and state securities Laws.

(g)          Subsidiaries. Schedule 3.1(g) sets forth a list of the Company’s subsidiaries. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and are owned by the Company or a Company subsidiary free and clear of all Liens.

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(h)          SEC Reports. The Company has filed all material reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, along with any materials incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)          Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates they were prepared and the results of operations and cash flows for the periods then ended, subject, in the case of interim financial statements, to normal, and recurring year-end audit adjustments and the absence of notes.

(j)          Internal Accounting Controls. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (1) information required to be disclosed in the SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the Commission’s rules and regulations, and (2) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

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(k)          Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the SEC Reports.

(l)          Insolvency. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).

(m)        Undisclosed Liabilities. Except as set forth in the SEC Reports or as otherwise incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the SEC Reports, the Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

(n)          Absence of Certain Changes, Events and Conditions. Since the date of the most recent balance sheet included in the SEC Reports, and other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby or by the other Transaction Documents, there has not been, with respect to the Company, any:

(i)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ii)         amendment of the charter, by-laws or other organizational documents of the Company;

(iii)        split, combination or reclassification of any shares of its capital stock;

(iv)        issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(v)         declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(vi)        material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the financial statements included in the SEC Reports;

(vii)       incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

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(viii)      transfer, assignment, sale or other disposition of any of the assets shown or reflected in the balance sheet of the Company or cancellation, discharge or payment of any debts, liens or entitlements;

(ix)         any capital investment in, or any loan to, any other Person;

(x)          acceleration, termination, material modification or amendment to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(xi)         any material capital expenditures;

(xii)        imposition of any Lien upon any of the Company properties, capital stock or assets, tangible or intangible;

(xiii)       adoption, modification or termination of any: (1) material employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (2) employee benefit plan, or (3) collective bargaining or similar agreement, in each case whether written or oral;

(xiv)      any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(xv)       entry into a new line of business or abandonment or discontinuance of existing lines of business;

(xvi)      adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(xvii)     acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(xviii)    any contract or other agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

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(o)          Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the rules and regulations of the Commission (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in an Action at law or in equity). Except as set forth in Schedule 3.1(o) or the SEC Reports, (i) none of the Company or any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract and (ii) no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to the Purchaser.

(p)          Absence of Litigation. Except as set forth in Schedule 3.1(p), (i) there is no Action before or by any court, public board, Governmental Authority, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that if determined adversely to the Company or any of its subsidiaries could, individually or in the aggregate, have a Material Adverse Effect, (ii) to the knowledge of the Company, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action and (iii) neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any Governmental Authority that could have, individually or in the aggregate, a Material Adverse Effect.

(q)          Compliance with Laws; Permits. The Company and each of its subsidiaries has complied, and is now complying, with all Laws applicable to it or its business, properties or assets. All permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities required for the Company or any of its subsidiaries to conduct its business have been obtained and are valid and in full force and effect.

(r)          No Violations. Except as set forth in Schedule 3.1(r), neither the Company nor any of its subsidiaries is in violation of its respective organizational documents or in violation of any Law or order of any court or Governmental Authority (including any Trading Market), or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 3.1(r), neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any Material Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect. There has not been, there is not pending or, to the knowledge of the Company, contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Company has not received any comment letter from the Commission relating to any SEC Reports which has not been finally resolved. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

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(s)          Title to Assets; Properties. Except as set forth in Schedule 3.1(s), (1) the Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the SEC Reports, free and clear of all Liens of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries; (2) the Company and each of its subsidiaries hold their leased properties under valid and binding leases; (3) the Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted; and (4) the use and operation of such properties in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.

(t)          Intellectual Property.

Except as set forth in Schedule 3.1(t);

(i)          The Company (and/or its subsidiaries) owns or possesses, free and clear of all Liens, all legal rights to all intellectual property (whether registered or unregistered) and rights in confidential information, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trademark rights, service marks, service mark rights, corporate names, trade names, trade name rights, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by and of the foregoing, (iii) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and other methodologies, (iv) copyrights, (v) computer programs (whether in object code, subject code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all related documentation, (vi) licenses to any of the foregoing, (vii) all applications and registrations of the foregoing, and (viii) all other similar proprietary rights (collectively, “Intellectual Property”) used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted. Neither the Company nor any of its subsidiaries (A) has received any communications alleging that either the Company or any of its subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, (B) knows of any basis for any claim that the Company or any of its subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, and (C) knows of any third-party infringement, misappropriation or violation of any Company or any Company subsidiary’s Intellectual Property.

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(ii)         The Company has taken and takes reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including requiring all Persons with access thereto to enter into appropriate non-disclosure agreements. There has not been any disclosure of any material trade secret of the Company or a Company subsidiary (including any such information of any other Person disclosed in confidence to the Company) to any other Person in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. Except as in the ordinary course of business or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding options, licenses or agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or its subsidiaries’ Intellectual Property, nor is the Company or any of its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

(iii)        None of the employees of the Company or its subsidiaries are obligated under any contract (including, without limitation, licenses, covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any Governmental Authority, that would interfere with the use of his or her best efforts to promote the interests of the Company or its subsidiaries or would conflict with their businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement and the other Transaction Documents will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which the Company or its subsidiaries or any of the employees of the Company or its subsidiaries is now obligated, and neither the Company nor its subsidiaries will need to use any inventions that any of its employees, or Persons it currently intends to employ, have made prior to their employment with the Company or its subsidiaries, except for inventions that have been assigned or licensed to the Company or its subsidiaries as of the date hereof.

(iv)        Each current and former employee or contractor of the Company or its subsidiaries that has developed any Intellectual Property owned or purported to be owned by the Company or its subsidiaries has executed and delivered to the Company a valid and enforceable invention assignment and confidentiality agreement that (A) assigns to the Company or such subsidiaries all right, title and interest in and to any Intellectual Property rights arising from or developed or delivered to the Company or such subsidiaries in connection with such Person’s work for or on behalf of the Company or such subsidiaries, and (B) provides reasonable protection for the trade secrets, know-how and other confidential information (1) of the Company or such subsidiaries and (2) of any third party that has disclosed same to the Company or such subsidiaries. No current or former employee, officer, consultant or contractor is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. No present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property that is owned or purported to be owned, in whole or part, by the Company or its subsidiaries.

(u)          Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company and its subsidiaries will continue to maintain such insurance or substantially similar insurance, which covers the same risks at the same levels as the existing insurance with insurers which guarantee the same financial responsibility as the current insurers, and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(v)         Tax Matters. The Company and its subsidiaries have filed all Tax Returns, and these Tax Returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all Taxes that are due from the Company or such subsidiary for the periods covered by the Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company or any subsidiary, on the one hand, and any other Person, on the other, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries has any liability for Taxes of any Person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company’s most recent financial statements included in the SEC Reports, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. Neither the Company nor its subsidiaries has been advised (A) that any of its Tax Returns have been or are being audited as of the date hereof, or (B) of any deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its subsidiaries has knowledge of any Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(w)        Transactions with Affiliates and Employees. Except as set forth in Schedule 3.1(w) or the SEC Reports, none of the officers or directors of the Company or its subsidiaries and none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary or Affiliate thereof (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act).

(x)          Foreign Corrupt Practices. Neither the Company nor any other Person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent, employee or Affiliate of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith.

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(y)          Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(z)          Employee Relations.

(i)          Except as set forth in Schedule 3.1(z)(i), as of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company or any of its subsidiaries for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company or any of its subsidiaries with respect to any employment, compensation, commissions or bonuses.

(ii)         Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries. There is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries.

(iii)        Except as set forth in Schedule 3.1(z)(iii), (i) the Company is and has been in compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance, (ii) all individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws, (iii) all employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified and (iv) there are no Actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

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(iv)        No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

(aa)         ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of ERISA. No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability. The Company has not incurred and does not expect to incur liability under (i) Title I or Title IV of ERISA (or related provisions of the Code or other Laws relating to employee benefit plans) with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Code. Each pension plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. All benefits, contributions and premiums relating to each pension plan have been timely paid in accordance with the terms of such pension plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded pension plan have been paid, accrued or otherwise reserved to the extent required by, and in accordance with, GAAP.

(bb)         No General Solicitation. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has offered or sold any of the Shares by any form of general solicitation or general advertising.

(cc)         Registration Rights. Except as set forth in Schedule 3.1(cc) or the Amended and Restated Registration Rights Agreement to be entered into as of the Closing Date, between the Company and the Purchaser, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority.

(dd)         Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights hereunder or under any of the other Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

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(ee)         Certain Fees. The Company has not taken any action that would cause the Purchaser to be liable for any brokerage or finder’s fees or commissions payable to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank or other Person engaged by the Company, if any, with respect to the transactions contemplated by this Agreement.

(ff)         Books and Records. The minute books and stock record books of the Company, all of which have been made available to the Purchaser, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

(gg)         Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates or any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

3.2         Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)          Authority. (i) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other organization power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, (ii) the purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser, (iii) this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in an Action at law or in equity), and (iv) and the Purchaser has its principal offices or principal place of business located at the address shown under Purchaser’s signature at the end of this Agreement.

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(b)          Investment Intent. The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold Securities for any period of time. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)          Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof, it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)          Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Access to Information. The Purchaser acknowledges that it has received and reviewed all information about the Company it considers necessary or appropriate for deciding whether to acquire the Securities and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(f)          Certain Trading Limitations. The Purchaser agrees that beginning on the date hereof until ninety (90) days from the Closing Date, it will not enter into any Short Sales. For purposes of this Section 3.2(f), a “Short Sale” means a sale of Common Stock that is marked as a short sale and that is executed at a time when Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all options then held by Purchaser (assuming that such options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by the Purchaser.

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(g)          Certain Fees. The Purchaser has not taken any action that would cause the Company to be liable for any brokerage or finder’s fees or commissions payable to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank or other Person engaged by the Purchaser, if any, with respect to the transactions contemplated by this Agreement.

(h)          Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances.

ARTICLE IV

CONDITIONS TO CLOSING

4.1         Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The Company shall have received all consents, authorizations, orders and approvals from the Commission and any other Governmental Authorities necessary for the consummation of the transactions contemplated hereby, in each case, in form and substance reasonably satisfactory to the Purchaser, and no such consent, authorization, order and approval shall have been revoked.

(b)          This Agreement and each of the other Transaction Documents required to be delivered pursuant to Section 2.3(b) above shall have been executed and delivered by the Company and the other parties thereto and true and complete copies thereof shall have been delivered to the Purchaser.

(c)          The Purchaser shall have completed its due diligence review, including a legal and financial review of the Company and its business, which review shall be satisfactory to the Purchaser in its sole and absolute discretion.

(d)          The Purchaser shall have received a certificate of the Secretary (or equivalent officer) of the Company certifying:

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(i)          that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors of the Company authorizing and approving the execution, delivery, filing and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, a resolution of the board of directors to recommend to the stockholders of the Company that they approve the Charter Amendment, to call a special meeting of the stockholders for purposes of approving the Charter Amendment and to approve all filings and notifications with the Commission, any Trading Market or any other Governmental Authority necessary in connection with the approval of the Charter Amendment), and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(ii)         that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company, each as amended and in effect as of the date thereof, and that such organizational documents are in full force and effect as of the Closing; and

(iii)        the names and signatures of the officers of the Company authorized to sign this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder.

(e)          The Purchaser shall have executed a resolution, effective as of the Closing Date, appointing five (5) of the seven (7) members of the board of directors of the Company.

(f)          The Company shall have duly adopted the Certificate of Designation, which shall have been filed with the Secretary of State of Delaware and become effective under the Delaware General Corporation Law on or prior to the Closing and which shall remain in full force and effect as of the Closing, and the Purchaser shall have received a certificate of the Secretary of State of Delaware certifying that the Certificate of Designation has been filed and is effective. The Certificate of Designation shall provide, among other things, that each share of Series D Preferred Stock shall be convertible into 1,222 shares of Common Stock, as more particularly set forth in the Certificate of Designation.

(g)          The Company shall have duly adopted the Charter Amendment, which shall have been filed with the Secretary of State of Delaware and become effective under the Delaware General Corporation Law on or prior to the Closing and which shall remain in full force and effect as of the Closing, and the Purchaser shall have received a certificate of the Secretary of State of Delaware certifying that the Charter Amendment has been filed and is effective.

(h)          Each executive officer and director of the Company (and their respective family members and Affiliates to the extent they hold shares of capital stock of the Company) shall have executed and delivered to the Purchaser a letter agreement pursuant to which such Person agrees to vote all of his or her respective shares of Common Stock beneficially owned in favor of the Charter Amendment.

(i)          All shares of Series C Preferred Stock held by any officer, director or executive of the Company (or their respective Affiliates and family members) shall have been converted to shares of Common Stock at a conversion price of $0.05 per share and the Company shall have delivered evidence (satisfactory to the Purchaser) of such conversion to the Purchaser.

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(j)          Any sales or consulting arrangements between the Company and any officer, director, executive or other insider (inclusive of Mel Harris) or any Affiliate or family member thereof shall have been terminated, at no cost to the Company, by the mutual written agreement of the Company and the party(ies) thereto and evidence of such terminations (satisfactory to the Purchaser) shall have been delivered to the Purchaser.

(k)          Any amendments or terminations of existing employment arrangements between the Company and any officer, director, executive, or other insider or any Affiliate or family member required by the Purchaser shall have been completed upon terms and conditions acceptable to the Purchaser and evidence of such amendments or terminations (satisfactory to the Purchaser) shall have been delivered to the Purchaser.

(l)          The Company shall have delivered to the Purchaser a good standing certificate (or its equivalent) for the Company from the Secretary of State of Delaware.

(m)        The Company shall have delivered, or caused to be delivered, to the Purchaser each of the following, each in form and substance satisfactory to the Purchaser:

(i)          stock certificates evidencing the Shares;

(ii)         an opinion of legal counsel to the Company, dated as of the Closing Date;

(iii)        an executed Indemnification Agreement, dated as of the Closing Date, substantially in the form Exhibit B attached hereto (“D&O Indemnification Agreement”), for each of the Purchaser’s representatives designated to the board of directors of the Company; and

(iv)        such other documents or instruments as the Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(n)          The Company shall have fully complied with, or obtained appropriate consents or waivers with respect to, its obligations pursuant to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights or redemption or repurchase rights.

(o)          The Company shall have paid the fees and expenses of the Purchaser pursuant to the terms of Section 7.1 below.

4.2         Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          This Agreement and each of the other Transaction Documents required to be delivered pursuant to Section 2.3(a) above shall have been executed and delivered by the Company and the other parties thereto and true and complete copies thereof shall have been delivered to the Purchaser.

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(b)          The Purchaser shall have delivered to the Company cash in an amount equal to the purchase price for the Shares by wire transfer in immediately available funds, to an account or accounts designated in writing by the Company to the Purchaser.

ARTICLE V

OTHER AGREEMENTS OF THE PARTIES

5.1         Restricted Securities; Transfers on Restrictions. The Purchaser understands that (i) the Securities are characterized as “restricted securities” under the Securities Act; (ii) the Securities have not been and, except as otherwise provided herein, will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or the Purchaser shall have delivered to the Company an opinion of counsel, in a form acceptable to the Company and from counsel reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (iii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iv) unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Company requires that the Securities bear a legend referring to the foregoing restrictions (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the foregoing) and shall place stop order instructions with its transfer agent with respect to such Securities.

5.2         Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

5.3         Approval of Charter Amendment. As promptly as practicable after the execution of this Agreement, the Company shall take all actions necessary under the Delaware General Corporation Law, the rules and regulations of the Commission and any applicable Trading Market and otherwise under applicable Laws to call a special meeting of the stockholders of the Company, for the purpose of soliciting stockholder approval of an amendment to the certificate of incorporation of the Company (the “Charter Amendment”) providing for (i) a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio to be determined and mutually agreed upon by the parties; and (ii) the increase in the authorized shares of Common Stock of the Company from 350,000,000 shares to 2,156,500,000 shares. In connection with such special meeting of the stockholders, the Company shall prepare and file with the Commission such preliminary and definitive proxy statements (and any amendments thereto) and make any notifications or filings required by any applicable Trading Market as may be necessary to properly call the special meeting of stockholders. All such filings and notifications shall be in compliance with all applicable Commission and Trading Market rules and regulations. The Company shall use its best efforts to solicit its stockholders approval of the Charter Amendment. The Company shall be obligated to seek to obtain such approval within ninety (90) days from the date hereof. Upon obtaining stockholder approval, the Company shall file the Charter Amendment with the Secretary of State of Delaware.

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5.4         Covenants of the Company. Unless the Company has received the prior written consent or waiver of the Purchaser, the Company shall be subject to each of the following covenants:

(a)          The Company shall, and shall cause its subsidiaries to, at all times maintain (i) under the Laws of the state of Delaware its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all permits, licenses and authorizations necessary to the conduct of its businesses.

(b)          After the Closing, the number of directors who shall constitute the entire board of directors of the Company shall be fixed at seven (7) and five (5) persons serving as directors of the Company shall be appointed by the holder of a majority of the shares of Series D Preferred Stock. The board of directors shall, at all times following the Closing, be responsible for the selection, hiring and termination of the Chief Executive Officer of the Company.

(c)          Immediately following the effective date of the Charter Amendment, the Company shall deliver a notice to all holders of the Series C Preferred Stock (other than those holders identified in Section 4.1(i) above) offering such holders the option, exercisable for a period of 30 days from such notice, to convert all shares of Series C Preferred Stock held by such holder into shares of Common Stock at $0.05 per share; provided that, such holders must agree to such liability releases and covenants not to sue as may be required by the Purchaser. The Company shall provide a copy of such notice to the Purchaser as well as any documents evidencing the conversion of Series C Preferred Stock pursuant thereto.

(d)          The Company shall, and shall cause its subsidiaries to, comply with all Laws applicable to it or its business, properties or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

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(e)          The Company shall comply with the reporting requirements of the Exchange Act and each applicable Trading Market and timely file all required SEC Reports (including a Current Report on Form 8-K upon the execution of this Agreement) and remain in compliance with all applicable rules and regulations of the Commission and any applicable Trading Market. The Company shall promptly take any action required to maintain the listing of all of the Shares, once they have been issued, upon each applicable Trading Market. The Company shall make and keep public information available, as those terms are understood and defined in Rule 144, for so long as required in order to permit the resale of the Shares pursuant to Rule 144 and to file periodic reports with the Commission whether or not required to do so. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on any applicable Trading Market.

(f)          The Company will draft and file with the Commission, at the Company’s expense, a Form 3 (or Form 4 if applicable) and Schedule 13D (or an amendment thereto) relating to the transaction contemplated by this Agreement for the Purchaser, and upon the Purchaser’s request, any future Exchange Act Section 13 and 16 filings relating to ownership of the Shares. The Purchaser agrees to provide the Company all information required by any such Commission filings promptly after the occurrence of the event triggering such filing, and the Company shall use its best efforts to prepare a draft of such filing(s) for the Purchaser’s review, comment, if any, and authorization for filing within the deadline for the applicable filing. In the event the Purchaser elects to prepare and make such filings, the Company shall promptly cooperate with and provide the Purchaser with such information as it may reasonably request in connection with the preparation of such filings.

(g)          The Company shall, and shall cause its subsidiaries to, comply with (i) the Credit Agreement and (ii) all other contractual obligations as such obligations become due and payable to the extent to which the failure to so comply would reasonably be expected to have a Material Adverse Effect, unless and to the extent such obligations are being contested in good faith by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements of the Company for such obligations.

(h)          The Company shall, and shall cause its subsidiaries to, pay and discharge all Taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such Taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such Taxes.

(i)          The Company shall, and shall cause its subsidiaries to, maintain and keep its properties and assets in good repair, working order and condition, ordinary wear and tear excepted.

(j)          The Company shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance on terms and conditions satisfactory in all material respects to the Purchaser.

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(k)          The Company shall keep adequate books, accounts and records in accordance with past custom and practice as used in the preparation of its financial statements, which books, accounts and records shall fairly present in all material respects the financial condition and results of operations of the Company and its subsidiaries.

(l)          The Company shall (i) own, exclusively or jointly with other Persons, all right, title and interest in and to, or have a valid license for, and shall maintain all Intellectual Property necessary to the conduct of its business, free and clear of Liens, (ii) enter into and maintain in full force and effect binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to the Company any ownership interest and right they may have in the Company’s Intellectual Property and (B) acknowledge the Company’s exclusive ownership of all of the Company’s Intellectual Property, and (iii) remain in full compliance with all legal requirements applicable to the Company’s Intellectual Property and the Company’s ownership and use thereof.

(m)          The Company shall perform and observe all of its obligations and covenants set forth in each of the Transaction Documents.

ARTICLE VI

INDEMNIFICATION

6.1         Indemnification by the Company. The Company shall indemnify, defend and hold harmless the Purchaser and its affiliates and their respective directors, officers, members, managers, employees, representatives and agents, and their respective successors and assigns (collectively, the “Purchaser Indemnitees”), from and against, and shall pay and reimburse each of them for, any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any Action pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

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6.2         Indemnification Procedure. Any Purchaser Indemnitee entitled to indemnification hereunder shall (a) give prompt notice to the Company of any claim with respect to which it seeks indemnification and (b) permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the Purchaser Indemnitee; provided that any Purchaser Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Purchaser Indemnitee unless (i) the Company has agreed to pay such fees or expenses, or (ii) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Purchaser Indemnitee or (iii) in the reasonable judgment of any such Purchaser Indemnitee, based upon written advice of its counsel, a conflict of interest exists between such Purchaser Indemnitee and the Company with respect to such claims (in which case, if the Purchaser Indemnitee notifies the Company in writing that such Purchaser Indemnitee elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Purchaser Indemnitee); and provided, further, that the failure of any Purchaser Indemnitee to give notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Company in the defense of any such claim or litigation. The Company shall not, except with the consent of the Purchaser Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Purchaser Indemnitee of a release from all liability in respect of such claim or litigation. No Purchaser Indemnitee will, except with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

6.3         Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable pursuant to this Article VI, the Company shall satisfy its obligations within 15 days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company not make full payment of any such obligations within such 15-day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to 12%.

ARTICLE VII

MISCELLANEOUS

7.1         Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, the Company will pay at the Closing for the reasonable and documented legal fees and expenses of Carlton Fields Jorden Burt, P.A. incurred in connection with its role as counsel to the Purchaser in the transactions contemplated by the Transaction Documents.

7.2         Entire Agreement. This Agreement, the schedules and exhibits attached hereto, and any other documents or agreements executed in connection with the transactions contemplated hereby, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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7.3         Further Assurances. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents and take such further actions as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4         Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter upon five (5) days’ notice, in the same manner, by such Person.

7.5         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege

7.6         Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. All terms defined in this Agreement shall have the defined meanings when used in any notice, certificate or other document made or delivered pursuant hereto. Any noun or pronoun shall be deemed to include both the singular and the plural and to cover all genders. Each reference in this Agreement to a Person shall be deemed to include such Person’s successors and permitted assigns.

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7.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser.” Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.8         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9         Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of new york. THE COMPANY AND PURCHASER Hereby Irrevocably Submit To The Exclusive Jurisdiction Of The State And Federal Courts Sitting In The CITY OF NEW YORK, BOROUGH OF MANHATTAN, For The Adjudication Of Any Dispute BROUGHT BY THE COMPANY OR PURCHASER Hereunder, In Connection Herewith Or With Any Transaction Contemplated Hereby Or Discussed Herein (Including With Respect To The Enforcement Of Any Of The Transaction Documents), And Hereby Irrevocably Waive, And Agree Not To Assert In Any Suit, Action Or ProceedinG BROUGHT BY THE COMPANY OR PURCHASER, Any Claim That It Is Not Personally Subject To The Jurisdiction Of Any Such Court, OR That Such Suit, Action Or Proceeding Is Improper. Each party Hereby Irrevocably Waives Personal Service Of Process And Consents To Process Being Served In Any Such Suit, Action Or Proceeding By Mailing A Copy Thereof Via Registered Or Certified Mail Or Overnight Delivery (With Evidence Of Delivery) To Such Party At The Address In Effect For Notices To It Under This Agreement And Agrees That Such Service Shall Constitute Good And Sufficient Service Of Process And Notice Thereof. Nothing Contained Herein Shall Be Deemed To Limit In Any Way Any Right To Serve Process In Any Manner Permitted By Law. The Company AND PURCHASER Hereby Waive All Rights To A Trial By Jury.

7.10        Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

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7.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, including via PDF, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

7.12        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13        Remedies. In addition to being entitled to exercise all rights and remedies provided herein or granted by or available under Law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

GRANDPARENTS.COM, Inc.

By:	/s/ Steve Leber
Name: Steve Leber
Title: Chairman and Chief Executive Officer

Address for Notice:
Grandparents.com, Inc.
589 Eighth Avenue, 6th floor
New York New York 10018
Telephone: (646) 839-8809
Facsimile: (646) 654-6106
Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
Telephone: (212) 692-6223
Facsimile: (212) 983-3115
Attention: Daniel I. DeWolf, Esq.

[Signature Page to Securities Purchase Agreement]

PURCHASER:

VB FUNDING, LLC

By:	/s/ Vincent J. Dowling, Jr.
Name: Vincent J. Dowling, Jr.
Title: Manager

Address for Notice:
VB Funding, LLC
190 Farmington Avenue
Farmington, Connecticut 06032
Telephone: (860) 676-8600
Facsimile: (860) 676-8617
Attention: Vincent J. Dowling, Jr.

With a copy (which shall not constitute notice) to:

Carlton Fields Jorden Burt, P.A.
One State Street
Suite 1800
Hartford, Connecticut 06103
Telephone: (860) 392-5015
Facsimile: (860) 392-5058
Attention: Frank A. Appicelli, Esq.

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

GRANDPARENTS.COM, INC.

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES D CONVERTIBLE 12% PREFERRED STOCK

(Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware)

The undersigned, being the President of Grandparents.com, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 151(g) of the DGCL, does hereby certify that:

Pursuant to the authority vested in the Board of Directors of the Corporation by the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors, on _______ ___, 2016, in accordance with Section 151(g) of the DGCL, duly adopted the following resolution establishing a series of 1,500,000 shares of the Corporation’s preferred stock, par value $0.01 per share, to be designated as its Series D Convertible 12% Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes the Series D Convertible 12% Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

SERIES D CONVERTIBLE 12% PREFERRED STOCK

Section 1.          Designation and Number of Shares. There shall be created from the 5,000,000 shares of the Corporation’s preferred stock, par value $0.01 per share, authorized to be issued by the Certificate of Incorporation (“Preferred Stock”), a series of Preferred Stock designated as “Series D Convertible 12% Preferred Stock” (the “Series D Convertible Preferred Stock”), and the authorized number of shares constituting the Series D Convertible Preferred Stock shall be 1,500,000. Upon the unanimous written consent of the Holders of the shares of Series D Convertible Preferred Stock then outstanding, such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to Section 151(g) of the DGCL, or any successor provision, and by the filing of a certificate of decrease with the Secretary of State of the State of Delaware; provided that no such decrease shall reduce the number of authorized shares of Series D Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series D Convertible Preferred Stock. Each share of Series D Convertible Preferred Stock shall have a stated value equal to $0.666667 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares pursuant to Section 3(b)) (the “Stated Value”).

Section 2.          Certain Definitions. As used herein, the following terms have the following meanings:

“Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” shall mean the Certificate of Designation filed with the Secretary of State of the State of Delaware fixing the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of the Series D Convertible Preferred Stock.

“Certificate of Incorporation” shall mean the Third Amended and Restated Certificate of Incorporation of the Corporation, as may be amended and/or restated from time to time.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Deemed Liquidation Event” shall mean (i) a merger or consolidation in which (x) the Corporation is a constituent party or (y) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the share capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (a) the surviving or resulting corporation; or (b) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

“Holder” shall mean a holder of record of the Series D Convertible Preferred Stock.

“Junior Securities” shall mean the Corporation’s Common Stock, the Corporation’s Series C Redeemable Convertible 7.5% Preferred Stock and any other class or series of capital stock (including Preferred Stock) of the Corporation hereafter created or specifically designated as junior to the Series D Convertible Preferred Stock.

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“Original Issue Date” shall mean the date of the first issuance of any shares of the Series D Convertible Preferred Stock regardless of the number of transfers of any particular shares of Series D Convertible Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series D Convertible Preferred Stock.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Trading Day” shall mean (i) a day on which the Common Stock is traded on a Trading Market (other than the OTCQB), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTCQB), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCQB, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTCPink (Current Information) tier of OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” shall mean whichever of the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTCQX or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

Section 3.          Dividends. There will be no dividends due or payable on the Series D Convertible Preferred Stock other than as set forth in this Section 3.

(a)        Accruing Dividends. From and after the date of the issuance of any shares of Series D Convertible Preferred Stock, dividends at the rate per annum of 12% of the Stated Value per share, plus all unpaid accrued and accumulated dividends thereon, shall accrue on such shares of Series D Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Convertible Preferred Stock) (the “Accruing Dividends”).  The Accruing Dividends shall be cumulative and accrue on a per annum basis, whether or not declared and whether or not there are funds legally available for the payment of dividends, and shall be payable in cash on a quarterly basis.  Such Accruing Dividends shall be declared (or deemed declared) by the Board of Directors on a quarterly basis; however, the Accruing Dividend shall be paid only out of legally available funds therefor.  To the extent not paid on the last day of March, June, September and December of each calendar year, all Accruing Dividends on any share of Series D Convertible Preferred Stock shall accumulate whether or not declared by the Board of Directors and shall remain accumulated dividends until paid pursuant hereto. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities. All accrued and unpaid Accruing Dividends shall be paid upon a Liquidation Event pursuant to Section 4, conversion pursuant to Section 5 or redemption pursuant to Section 8.

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(b)           Participating Dividends. In addition to the Accruing Dividends on the Series D Convertible Preferred Stock pursuant to Section 3(a) hereof, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the Holders of the Series D Convertible Preferred Stock then outstanding shall first receive a dividend on each outstanding share of Series D Convertible Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Convertible Preferred Stock as would equal the product of (x) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (y) the number of shares of Common Stock issuable upon conversion of a share of Series D Convertible Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Convertible Preferred Stock determined by (x) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (y) multiplying such fraction by an amount equal to the Stated Value.

(c)          Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series D Convertible Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the shares of Series D Convertible Preferred Stock held by each such Holder.

Section 4.            Liquidation; Winding Up, Bankruptcy.

(a)          Preferential Payments to Holders of Series D Convertible Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (each, a “Liquidation Event”), the Holders of shares of Series D Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the Stated Value per share, plus any Accruing Dividends accrued and accumulated but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”).   If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series D Convertible Preferred Stock the full amount to which they shall be entitled under this Section 4(a), (i) the Holders of shares of Series D Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and (ii) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

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(b)          Notice of Liquidation Event. In the event of any Liquidation Event, the Corporation shall, within ten (10) days of the date the Board of Directors approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each Holder of shares of Series D Convertible Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the Holders of shares of Series D Convertible Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each Holder of such material change.

(c)          Liquidation Events.

(i)          Effecting a Deemed Liquidation Event.  In the event of a Deemed Liquidation Event referred to in Section 4(a) or 4(b), if the Corporation does not effect a dissolution of the Corporation under the DGCL within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each Holder of Series D Convertible Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) to require the redemption of such shares of Series D Convertible Preferred Stock; and (iii) if the Holders of at least 50% of the then outstanding shares of Series D Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Series D Convertible Preferred Stock at a price per share equal to the Series D Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series D Convertible Preferred Stock, the Corporation shall ratably redeem each Holder’s shares of Series D Convertible Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.  The provisions of Section 8 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series D Convertible Preferred Stock pursuant to this Section 4(c).   Prior to the distribution or redemption provided for in this Section 4(c), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

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(ii)         Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring Person.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

Section 5.            Conversion Rate; Adjustments; Conversion.

(a)          Optional Conversion. The Holders of the Series D Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i)          Right to Convert.

a.           Conversion Ratio. Each share of Series D Convertible Preferred Stock shall be convertible, at the option of the Holder thereof, at any time and from time to time and after the Original Issue Date, and without the payment of additional consideration by the Holder thereof, into 1,222 fully paid and non-assessable shares of Common Stock (the “Preferred Share Conversion Rate”), which shall be subject to adjustment as provided in Section 5(b) in order to prevent any dilution of the conversion rights granted under this Section 5. As used herein “fully-diluted basis” means, at any applicable point in time, the issued and outstanding shares of Common Stock of the Corporation, on a fully-diluted basis, after giving effect to (i) all issued and outstanding shares of Common Stock, (ii) the conversion into Common Stock of all issued and outstanding shares of Series D Convertible Preferred Stock, (iii) all shares of Common Stock issuable upon exercise of any outstanding options, warrants or other rights to purchase Common Stock, and (iv) all shares of Common Stock issuable upon conversion of any outstanding notes, debentures, all other classes of preferred stock, or other securities convertible into or exchangeable for shares of Common Stock.

b.           Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series D Convertible Preferred Stock pursuant to Section 8, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Holders of Series D Convertible Preferred Stock.

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(ii)         Notice of Conversion. In order for a Holder of Series D Convertible Preferred Stock to voluntarily convert shares of Series D Convertible Preferred Stock into shares of Common Stock, such Holder shall (i) provide ten (10) days prior written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series D Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such Holder elects to convert all or any number of such Holder’s shares of Series D Convertible Preferred Stock and, if applicable, any event on which such conversion is contingent and (ii) if such Holder’s shares are certificated, surrender the certificate or certificates for such shares of Series D Convertible Preferred Stock (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series D Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent).  Such notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the shares of Common Stock to be issued.  If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered Holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date.  The Corporation shall, promptly after the Conversion Time (A) issue and deliver to such Holder of Series D Convertible Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Series D Convertible Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, and (B) pay any Accruing Dividends accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid, on the shares of Series D Convertible Preferred Stock converted. All shares of Common Stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(iii)        Effect of Conversion.  All shares of Series D Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any Accruing Dividends accrued but unpaid, whether or not declared thereon, or any dividends declared but unpaid thereon.  Any shares of Series D Convertible Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Convertible Preferred Stock accordingly.

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(iv)        No Further Adjustment.  Upon any such conversion, no adjustment to the Preferred Share Conversion Rate shall be made for any declared but unpaid dividends on the Series D Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v)         Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Convertible Preferred Stock pursuant to this Section 5.

(vi)        Reservation of Stock. The Corporation shall, at all times while any shares of Series D Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series D Convertible Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series D Convertible Preferred Stock pursuant to this Section 5, taking into account any adjustment to such number of shares so issuable in accordance with Section 5(b) hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any Trading Market (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the shares of Series D Convertible Preferred Stock.

(b)          Adjustments to Preferred Share Conversion Rate.

(i)          If the Corporation, at any time while any shares of Series D Convertible Preferred Stock are outstanding, shall (i) issue, grant or sell any shares of Common Stock or any securities convertible into or exercisable for any class or series of capital stock of the Corporation, (ii) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (iii) subdivide outstanding shares of Common Stock into a larger number of shares, (iv) combine outstanding shares of Common Stock into a smaller number of shares, (v) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, (vi) effect a capital reorganization of the Corporation, (vii) effect a Deemed Liquidation Event, or (viii) effect another similar transaction (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Preferred Share Conversion Rate designated in Section 5(a) hereof so that at all times all shares of Series D Convertible Preferred Stock shall be convertible into that amount of the then issued and outstanding shares Common Stock, on a fully-diluted basis, necessary for the Holder to maintain its ownership of the Corporation consistent with the terms of Section 5(a)(i)a. hereof. Any adjustment made pursuant to this Section 5(b)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, reorganization, Deemed Liquidation Event or other similar transaction.

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(ii)         All calculations under this Section 5(b) shall be made to the nearest 1/1,000th of a cent or the nearest 1/1,000th of a share, as the case may be. Any calculation resulting in a fraction shall be rounded up to the next cent or share.

(iii)        Whenever the Preferred Share Conversion Rate is adjusted pursuant to Section 5(b)(i), the Corporation shall within ten (10) days after the determination of the new Preferred Share Conversion Rate deliver to each Holder at such Holder’s last address as it shall appear upon the Series D Convertible Preferred Stock register a notice setting forth the new Preferred Share Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iv)        In case of any reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another Person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder shall have the right thereafter to convert such Series D Convertible Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then such Holder shall have the right to convert the Series D Convertible Preferred Stock and receive cash in the same manner as other stockholders), and such Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series D Convertible Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 5(b)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(v)         If (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock; (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; (iii) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation, then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Series D Convertible Preferred Stock, and shall cause to be delivered to each Holder at such Holder’s last address as it shall appear upon the Series D Convertible Preferred Stock register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

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Section 6.            Rank. The Series D Convertible Preferred Stock shall, as to distribution of assets upon liquidation, dissolution or winding up or a Deemed Liquidation Event of the Corporation (whether voluntary or involuntary), rank (i) prior and senior to any Junior Securities; and (ii) pari passu with other Series D Convertible Preferred Stock.

Section 7.            Voting Rights.

(a)          Generally. Except as otherwise provided herein, each Holder of outstanding shares of Series D Convertible Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation. In any such vote, each share of Series D Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the share is convertible pursuant to Section 5 hereof as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each Holder shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

(b)          Election of Directors. In the election of directors of the Corporation, the Holders of outstanding shares of Series D Convertible Preferred Stock, voting as a separate class, shall be entitled to elect by majority vote (with each share of Series D Convertible Preferred Stock entitled to one vote) five (5) of the seven (7) members of the Board of Directors (each, a “Series D Director”). A Series D Director may be removed at any time as a director (with or without cause) upon, and only upon, the written request of the Holders of the outstanding shares of Series D Convertible Preferred Stock (voting as a separate class by majority vote with each share of Series D Convertible Preferred Stock entitled to one vote). In the event that a vacancy is created on the Board of Directors at any time due to the death, disability, retirement, resignation or removal of a Series D Director, then the Holders of the outstanding shares of Series D Convertible Preferred Stock (voting as a separate class by majority vote with each Share of Series D Convertible Preferred Stock entitled to one vote) shall have the right to designate an individual to fill such vacancy. In the event that the Holders of shares of Series D Convertible Preferred Stock shall fail to designate in writing a representative to fill the vacant Series D Director seat on the Board of Directors, such board seat shall remain vacant until such time as the Holders elect an individual to fill such seat in accordance with this Section 7(b), and during any period where such seat remains vacant, the Board of Directors nonetheless shall be deemed duly constituted.

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(c)          Other Special Voting Rights. Without the prior written consent of Holders of not less than two-thirds of the then total outstanding shares of Series D Convertible Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take, and shall cause its subsidiaries not to take or consummate, any of the actions or transactions described in this Section 7(c) (any such action or transaction without such prior written consent being null and void and of no force or effect) as follows:

(i)          create, or authorize the creation of, any additional class or series of capital stock of the Corporation (or any security convertible into or exercisable for any class or series of capital stock of the Corporation) or issue or sell, or obligate itself to issue or sell, any securities of the Corporation or any subsidiary (or any security convertible into or exercisable for any class or series of capital stock of the Corporation or any subsidiary), including any class or series of capital stock of the Corporation that ranks superior to or in parity with the Series D Convertible Preferred Stock in rights, preferences or privileges (including with respect to dividends, liquidation, redemption or voting) including, without limitation, any additional shares of Series C Redeemable Convertible 7.5% Preferred Stock;

(ii)         modify or amend the terms of any outstanding options, warrants or other securities convertible into or exercisable for any class or series of capital stock of the Corporation;

(iii)        increase or decrease the number of authorized shares of any series of Preferred Stock or authorize the issuance of or issue any shares of Preferred Stock;

(iv)        other than as contemplated by this Certificate of Designation, amend, alter, modify or repeal the Certificate of Incorporation, this Certificate of Designation or the by-laws of the Corporation, including the amendment of the Certificate of Incorporation by the adoption or amendment of any Certificate of Designation or similar document, or amend the organizational documents of any subsidiary;

(v)         issue, or cause any subsidiary of the Corporation to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the Holders of the Series D Convertible Preferred Stock;

(vi)        increase the authorized number of directors constituting the Board of Directors from seven (7);

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(vii)       redeem, purchase or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Corporation; provided, that this restriction shall not apply to the redemption or repurchase of or the payment of dividends on shares of Series D Convertible Preferred Stock pursuant hereto;

(viii)      declare bankruptcy, dissolve, liquidate or wind up the affairs of the Corporation or any subsidiary of the Corporation;

(ix)         effect, or enter into any agreement to effect, a Deemed Liquidation Event;

(x)          modify or change the nature of the Corporation’s business as presently conducted;

(xi)         acquire, or cause a subsidiary of the Corporation to acquire, in any transaction or series of related transactions, the stock or any material assets of another Person, or enter into any joint venture with any other Person;

(xii)        sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any assets of the Corporation or any subsidiary outside the ordinary course of business;

(xiii)       use, or permit the use of, the proceeds from the sale of the Series D Convertible Preferred Stock other than fund to the Corporation’s operations and for the payment of fees and expenses associated with the issuance of the Series D Convertible Preferred Stock;

(xiv)      enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Corporation’s ability to perform its obligations under this Certificate of Designation, including the ability of the Corporation to pay dividends or make any redemption or other liquidation payment required hereunder; or

(xv)       agree or commit to do any of the foregoing.

Section 8.            Redemption of Series D Convertible Preferred Stock.

(a)          Redemption Right.  At any time and from time to time on or after the Original Issue Date, any Holder of Series D Convertible Preferred Stock shall have the right to elect to have, out of funds legally available therefor, all or any portion of the then outstanding shares of Series D Convertible Preferred Stock redeemed by the Corporation (a “Series D Redemption”) for a price per share equal to the Stated Value for such share, plus all unpaid accrued and accumulated dividends on such share (whether or not declared) (the “Series D Redemption Price”). Any such Series D Redemption shall occur not more than sixty (60) days following receipt by the Corporation of a written election notice (the “Series D Election Notice”) from any Holder of Series D Convertible Preferred Stock, stating the aggregate number of shares to be redeemed. Upon receipt of a Series D Election Notice, all Holders of Series D Convertible Preferred Stock shall be deemed to have elected to have all, or in the case of an election to redeem less than all of the shares of Series D Convertible Preferred Stock, the same pro rata portion of their shares redeemed pursuant to this Section 8 and such election shall bind all Holders; provided, that notwithstanding anything to the contrary contained herein, each Holder shall have the right to elect prior to the Series D Conversion Election Date to give effect to the conversion rights contained in Section 5 instead of giving effect to the provisions contained in this Section 8 with respect to the shares of Series D Convertible Preferred Stock held by such Holder. In exchange for the surrender to the Corporation by the electing Holders of their certificate or certificates representing their shares of Series D Convertible Preferred Stock in accordance with Section 8(d) below, the aggregate Series D Redemption Price for all shares held by each such Holder shall be payable in cash in immediately available funds to the respective Holders of the Series D Convertible Preferred Stock being redeemed on the applicable Series D Redemption Date and the Corporation shall contribute all of its assets to the payment of the Series D Redemption Price, and to no other corporate purpose, except to the extent prohibited by applicable Delaware law.

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(b)          Redemption Notice. As promptly as practicable, but in no event later than ten (10) days, following receipt of a Series D Election Notice, the Corporation shall send written notice (the “Series D Redemption Notice”) of its receipt of a Series D Election Notice to each Holder of record of Series D Convertible Preferred Stock. Each Series D Redemption Notice shall state:

(i)          the number of Shares of Series D Convertible Preferred Stock held by the Holder that the Corporation shall redeem on the Series D Redemption Date specified in the Series D Redemption Notice;

(ii)         the date of the closing of the redemption, which shall be no later than sixty (60) days following receipt by the Corporation of the Series D Election Notice (the applicable date, the “Series D Redemption Date”) and the Series D Redemption Price;

(iii)        the date upon which the Holder’s right to convert its shares of Series D Convertible Preferred Stock pursuant to Section 5 terminates, which date shall be no earlier than five (5) days before the Series D Redemption Date (the applicable date, the “Series D Conversion Election Date”); and

(iv)        the manner and place designated for surrender by the Holder to the Corporation of his, her or its certificate or certificates representing the shares of Series D Convertible Preferred Stock to be redeemed.

(c)          Insufficient Funds; Remedies For Nonpayment.

(i)          Insufficient Funds. If on any Series D Redemption Date, the assets of the Corporation legally available are insufficient to pay the full Series D Redemption Price for the total number of shares elected to be redeemed pursuant to this Section 8, the Corporation shall (A) take all appropriate action reasonably within its means to maximize the assets legally available for paying the Series D Redemption Price, (B) redeem out of all such assets legally available therefor on the applicable Series D Redemption Date the maximum possible number of shares of Series D Convertible Preferred Stock that it can redeem on such date, pro rata  among the Holders of such shares to be redeemed in proportion to the aggregate number of shares elected to be redeemed by each such Holder on the applicable Series D Redemption Date and (C) following the applicable Series D Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining shares of Series D Convertible Preferred Stock, the Corporation shall immediately use such assets to pay the remaining balance of the aggregate applicable Series D Redemption Price.

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(ii)         Remedies For Nonpayment. If on any Series D Redemption Date, all of the shares of Series D Convertible Preferred Stock elected to be redeemed pursuant to a Series D Election Notice are not redeemed in full by the Corporation by paying the entire Series D Redemption Price, until such shares are fully redeemed and the aggregate Series D Redemption Price paid in full, (A) all of the unredeemed shares of Series D Convertible Preferred Stock shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon and (B) the Holders of the unredeemed shares of Series D Convertible Preferred Stock shall have all remedies available under applicable law arising from the Corporation’s breach.

(d)          Surrender of Certificates. On or before the Series D Redemption Date, each Holder of Shares of Series D Convertible Preferred Stock not otherwise electing prior to the Series D Conversion Election Date to convert its shares pursuant to Section 5 shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and place designated in the Series D Redemption Notice, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the Series D Redemption Notice. Each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series D Redemption Price by certified check or wire transfer to the Holder of record of such certificate; provided, that if less than all the shares of Series D Convertible Preferred Stock represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed shares shall be issued in the name of the applicable Holder of record of canceled stock certificate.

(e)          Rights Subsequent to Redemption. If on the applicable Series D Redemption Date, the Series D Redemption Price is paid (or tendered for payment) for any of the shares of Series D Convertible Preferred Stock to be redeemed on such Series D Redemption Date, then on such date all rights of the Holder in the shares so redeemed and paid or tendered, including any rights to dividends on such shares, shall cease, and such shares shall no longer be deemed issued and outstanding.

Section 9.            Covenants.

(a)          So long as any shares of Series D Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the Holders, alter or change the rights, preferences or privileges of the Series D Convertible Preferred Stock so as to affect adversely the Holders.

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(b)          So long as any shares of Series D Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of holders of a majority of the outstanding shares of Common Stock (voting as a separate class, without the vote of Holders of the Series D Convertible Preferred Stock or any other series of Preferred Stock), alter or change the rights, preferences or privileges of the Series D Convertible Preferred Stock.

Section 10.           Miscellaneous.

(a)          Status of Converted or Redeemed Stock. Any shares of Series D Convertible Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the Holders of Series D Convertible Preferred Stock following redemption.

(b)          Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any stock certificate(s) representing shares of Series D Convertible Preferred Stock, or (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the stock certificate(s) representing shares of Series D Convertible Preferred Stock (surrendered for cancellation), the Corporation shall execute and deliver new stock certificate(s) representing shares of Series D Convertible Preferred Stock. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated stock certificate(s) representing shares of Series D Convertible Preferred Stock if the Holder of such shares of Series D Convertible Preferred Stock contemporaneously requests the Corporation to convert such shares of Series D Convertible Preferred Stock.

(c)          Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (x) to the Corporation, at its principal executive offices and (y) to any Holder, at such Holder’s address at it appears in the stock records of the Corporation (or at such other address for a Holder as shall be specified in a notice given in accordance with this Section 10(c)).

(d)          Amendment and Waiver. Notwithstanding any provision in the Certificate of Designation to the contrary, no provision contained in this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Corporation all of the Holders of the shares of Series D Convertible Preferred Stock then outstanding. Without limiting the generality of the foregoing, no amendment, modification or waiver of the terms or relative priorities of the Series D Convertible Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of all of the Holders in accordance with this Section 10(d).

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by the undersigned this ____ day of __________, 2016.

GRANDPARENTS.COM, INC.

By:
Steve Leber
President and CEO

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EXHIBIT B

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is made and entered into this ___th day of __________________, 2015, by and between Grandparents.com, Inc., a Delaware corporation (the “Company”), and _______________ (“Indemnitee”).

Whereas, qualified persons are reluctant to serve corporations as directors or otherwise unless they are provided with broad indemnification and insurance against claims arising out of their service to and activities on behalf of the corporations; and

Whereas, the Company has determined that attracting and retaining such persons is in the best interests of the Company’s stockholders and that it is reasonable, prudent and necessary for the Company to indemnify such persons to the fullest extent permitted by applicable law and to provide reasonable assurance regarding insurance;

Now, therefore, the Company and Indemnitee hereby agree as follows:

1.          Defined Terms; Construction.

(a)          Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Change in Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries acting in such capacity, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 35% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.

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“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of the Company or any of its subsidiaries, or of any predecessor thereof, or is or was serving at the request of the Company as a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of another entity, or of any predecessor thereof, including service with respect to an employee benefit plan.

“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Expenses” means all (i) attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witness and public relations consultants bonds and fees, traveling expenses, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding or responding to, or objecting to, a request to provide discovery in any Proceeding, (ii) damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay (including any federal, state or local taxes imposed on Indemnitee as a result of receipt of reimbursements or advances of expenses under this Agreement) and (iii) the premium, security for, and other costs relating to any costs bond, supersedes bond or other appeal bond or its equivalent, whether civil, criminal, arbitrational, administrative or investigative with respect to any Proceeding actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, because of any claim or claims made against or by him in connection with any Proceeding, whether formal or informal (including an action by or in the right of the Company), to which Indemnitee is, was or at any time becomes a party or a witness, or is threatened to be made a party to, participant in or a witness with respect to, by reason of Indemnitee’ Corporate Status.

“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 5(e), who has not performed any services (other than services similar to those contemplated to be performed by Independent Legal Counsel under this Agreement) for the Company or any of its subsidiaries or for Indemnitee within the last three years.

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“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Voting Securities” means any securities of the Company that vote generally in the election of directors.

(b)          Construction. For purposes of this Agreement,

(i)          References to the Company and any of its “subsidiaries” shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with the Company or any such subsidiary or that is a successor to the Company as contemplated by Section 8(e) (whether or not such successor has executed and delivered the written agreement contemplated by Section 8(e)).

(ii)         References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

(iii)        References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.

2.          Agreement to Serve.

Indemnitee agrees to serve as a director of the Company or one or more of its subsidiaries and in such other capacities as Indemnitee may serve at the request of the Company from time to time, and by its execution of this Agreement the Company confirms its request that Indemnitee serve as a director and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3.          Indemnification.

(a)          General Indemnification. The Company shall indemnify Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, taxes, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status.

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(b)          Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee, the Company or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under the Company’s or any such subsidiary’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement to which Indemnitee and the Company or any of its subsidiaries are party, any vote of stockholders or directors of the Company or any of its subsidiaries, the DGCL, any other applicable law or any liability insurance policy, the Company shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding in proportion to the success achieved by Indemnitee in such Proceeding and the efforts required to obtain such success, as determined by the court presiding over such Proceeding.

(c)          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such portion.

(d)          Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its subsidiaries, any other agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy.

(e)          Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated under the Agreement to indemnify Indemnitee:

(i)          For Expenses incurred in connection with Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except (x) as contemplated by Section 3(b), (y) in specific cases if the board of directors of the Company has approved the initiation or bringing of such Proceeding, and (z) as may be required by law.

(ii)         For an accounting of profits arising from the purchase and sale by the Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any federal, state or local law if the final, non-appealable judgment of a court of competent jurisdiction finds Indemnitee to be liable for disgorgement under such Section 16(b).

(iii)        On account of Indemnitee’s conduct that is established by a final, non-appealable judgment of a court of competent jurisdiction as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct.

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(iv)        For which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment actually received by Indemnitee under such insurance, clause, bylaw or agreement.

(v)         if and to the extent indemnification is prohibited by applicable law.

(f)          Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

4.          Advancement of Expenses.

The Company shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Company would not be obligated to indemnify Indemnitee pursuant to Section 3(e)(i), in advance of the final disposition (in accordance with Section 5(c)) of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been made, except as contemplated by the last sentence of Section 5(f). The right to advances under this Section 4 shall in all events continue until final disposition of any Proceeding, including any appeal therein. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, and Indemnitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company for such Expenses. The right to advancement described in this Section 4 is vested. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

5.          Indemnification Procedure.

(a)          Notice of Proceeding; Cooperation. Indemnitee shall give the Company notice in writing as soon as practicable, and in any event, no later than 30 days after Indemnitee becomes aware, of any Proceeding for which indemnification will or could be sought under this Agreement, provided that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that (i) none of the Company and its subsidiaries are party to or aware of such Proceeding and (ii) the Company is materially prejudiced by such failure.

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(b)          Settlement. The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.

(c)          Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to a Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee. The Company shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 20 days, after receipt of the written request of Indemnitee.

(d)          Determination. The Company intends that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 4 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:

(i)          If no Change in Control has occurred, (w) by a majority vote of the directors of the Company who are not parties to such Proceeding, even though less than a quorum, with the advice of Independent Legal Counsel, or (x) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Legal Counsel, or (y) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Company and Indemnitee, or (z) by the stockholders of the Company.

(ii)         If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Company and Indemnitee.

The Company shall pay all Expenses incurred by Indemnitee in connection with a Determination.

(e)          Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the board of directors of the Company and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Company shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

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(f)          Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by the Company in accordance with Section 4. If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g)          Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i)          It shall be a presumption that a Determination is not required.

(ii)         It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(iii)        The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Company establishes otherwise.

(iv)        The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v)         Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 5(1) shall be de novo with respect to all determinations of fact and law.

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6.          Directors and Officers Liability Insurance.

(a)          Maintenance of Insurance. So long as the Company or any of its subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its subsidiaries’ then current directors and officers. If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company nor any of its subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonable terms) from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof.

(b)          Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 5(a), the Company shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.

7.          Limitation of Liability. Indemnitee shall not be personally liable to the Company or any of its subsidiaries or to the stockholders of the Company or any such subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

8.          Miscellaneous.

(a)          Non-Circumvention. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.

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(b)          Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable. for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(c)          Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee at the address shown on the signature page of this Agreement, to the Company at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

(d)          Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(e)          Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns, including without limitation any acquiror of all or substantially all of the Company’s assets or business, any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that acquires beneficial ownership of securities of the Company representing more than 35% of the total voting power represented by the Company’s then outstanding Voting Securities, and any survivor of any merger or consolidation to which the Company is party. The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein, and the Company shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations. Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by estate law, and, in the event of any attempted assignment or transfer contrary to this Section 8(e), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

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(f)          Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

(g)          Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the Company’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

(h)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

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In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

Grandparents.com, Inc.

By:
Name:
Title:

Agreed to and Accepted:

Indemnitee:

By:
Name:
Title:

Address:

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